UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Note Exchange Agreements

On August 13, 2015, MannKind Corporation (the “Company”) and select holders of the Company’s outstanding 5.75% Senior Convertible Notes due 2015 (the “2015 notes”) entered into separate, privately-negotiated exchange agreements (the “Note Exchange Agreements”), pursuant to which such holders agreed to deliver to the Company $32,050,000 aggregate principal amount of 2015 notes in exchange for the Company’s issuance to such holders of new, short-term 5.75% Convertible Senior Subordinated Exchange Notes due 2015 (the “Exchange Notes”) in the same principal amount.

The Exchange Notes will be the Company’s general, unsecured, senior obligations, except that the Exchange Notes will be subordinated in right of payment to the outstanding notes issued pursuant to the Company’s Facility Agreement, dated July 1, 2013, as amended, with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., and the Company’s borrowings under its secured loan facility with an affiliate of Sanofi-Aventis U.S. LLC. The Exchange Notes will rank equally in right of payment with the Company’s other unsecured senior debt. The Exchange Notes will bear interest at the annual rate of 5.75% on the principal amount thereof, payable at maturity on September 30, 2015.

The Exchange Notes will be convertible, at the option of each holder thereof, at any time on or prior to the close of business on the business day immediately preceding the stated maturity date, into shares of the Company’s common stock at a conversion rate of 147.0859 shares per $1,000 principal amount of Exchange Notes, which is equal to a conversion price of approximately $6.80 per share, the same conversion price as that of the 2015 notes. The conversion rate will be subject to adjustment under certain circumstances to be described in an indenture governing the Exchange Notes (the “Indenture”).

Stock-for-Notes Exchange Agreements

Concurrently with the entry into the Note Exchange Agreements, the Company and the same holders entered into separate, privately-negotiated exchange agreements (the “Stock-for-Notes Exchange Agreements” and together with the Note Exchange Agreements, the “Exchange Agreements”), pursuant to which the Company agreed to issue shares of its common stock (the “Exchange Shares”) to such holders in exchange for their delivery to the Company of up to the entire $32,050,000 aggregate principal amount of Exchange Notes. The effectiveness of the Stock-for-Notes Exchange Agreements is contingent on the issuance of the Exchange Notes on or before August 14, 2015. The exchange period under the Stock-for-Notes Exchange Agreements will commence on August 13, 2015 and will end on the earlier to occur of (i) the trading day on which all Exchange Notes held by such holder have been exchanged for Exchange Shares and (ii) September 24, 2015.

The number of Exchange Shares to be exchanged on each trading day during the exchange period will equal the principal amount of Exchange Notes exchanged on such day divided by the applicable exchange price. The exchange price for any particular trading day will be the greater of (i) 95.75% of the daily volume-weighted average prices (“VWAP”) of the Company’s common stock for such date and (ii) 95.75% of a floor price, which floor price will initially be 94.5% of the daily VWAP of the Company’s common stock on July 28, 2015, but may be adjusted by the Company for any trading day by providing notice to the holders prior to 9:00 a.m. Eastern Time on such day. For any trading day during the exchange period on which the daily VWAP is lower than the floor price in effect on such date, each holder will have the option, but not the obligation, to complete an exchange on such date. In the event the Company modifies the initial floor price for any trading day during the exchange period, the Company will promptly publish the modified floor price on the Investor Relations page of its corporate website (http://investors.mannkindcorp.com/index.cfm). Information contained in the Company’s website does not constitute a part of this report.

For any trading day during the exchange period on which an exchange is required or a holder elects to complete an optional exchange, each such holder will exchange a minimum of 25% of the total amount of Exchange Notes originally issued to such holder, provided the holder may increase the amount of Exchange Notes to be exchanged for any such trading day at its election by the aggregate amount of Exchange Notes that would have been, but were not actually, exchanged by such holder on all prior trading days during the exchange period had the daily VWAP for each such trading day equaled the floor price.

The foregoing descriptions of the Exchange Agreements, the Indenture and the Exchange Notes do not purport to be complete and are qualified in their entirety by reference to such documents or forms thereof, copies of which the Company expects to file as exhibits to a subsequent filing with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report regarding the Exchange Notes is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. In connection with the Note Exchange Agreements, the Company is also obligated to issue a number of shares of its common stock having a market price equal to $165,375 (the “Common Exchange Shares”). The market price for the Common Exchange Shares will be determined based on the average of the daily VWAP of the Company’s common stock over the three-day period commencing on August 11, 2015 and ending on August 13, 2015. The Company offered the Exchange Notes, Common Exchange Shares and Exchange Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The closings of the exchanges contemplated by the Note Exchange Agreements are expected to occur on August 14, 2015, subject to the satisfaction of certain closing conditions, including the Company’s receipt of waivers from its senior lenders to permit the issuance of the Exchange Notes.

Generally, the closing of each stock-for-notes exchange is expected to occur on the second trading day following the applicable exchange date.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This report contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995, including statements regarding the completion and timing of the transactions contemplated by the Exchange Agreements, the total number of shares to be issued pursuant to the Exchange Agreements, and the aggregate principal amount of 2015 notes and Exchange Notes to be exchanged. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations based on information currently known to the Company, and involve known and unknown risks and uncertainties, which include, without limitation, risks associated with the satisfaction of closing conditions under the Exchange Agreements, whether and to what extent the holders of the Exchange Notes will elect to complete stock-for-notes exchanges on any particular scheduled exchange date if the price of the Company’s common stock is below the floor price on such date, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2015	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary